UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010

NMT Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 17, 2010, NMT Medical, Inc. announced that it has received preliminary results for CLOSURE I, its patent foramen ovale (PFO)/stroke and transient ischemic attack (TIA) trial in the U.S.  CLOSURE I is the first fully enrolled, randomized clinical trial to evaluate the effectiveness of PFO treatment in preventing recurrent strokes and TIAs.  Analysis of the data for CLOSURE I commenced in April 2010.

The preliminary results of CLOSURE I data analysis indicate that the trial did not achieve its primary endpoint: to demonstrate that treatment by device closure with the STARFlex® technology is superior to the current best medical therapy for preventing recurrent strokes and TIAs.  However, the preliminary results indicate that closure with STARFlex® provided a small, but not statistically significant, benefit over current best medical therapy.

The trial’s preliminary results indicate that the safety profile of the STARFlex® device had a low rate of complications, similar to that of current best medical therapy.  In addition, there was a very low rate of thrombus formation.  Closure rates in the trial were 86.5%, which is consistent with NMT’s previously reported results for the STARFlex® implant, and in line with other transcatheter closure devices.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date:	June 18, 2010	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer and Chief Financial
Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 17, 2010.